April 11, 1994


Stifel Financial Corp.
500 North Broadway, Suite 1500
St. Louis, Missouri 63102


	Re:     Registration Statement on Form S-8
		1993 Employee Stock Purchase Plan

Dear Sirs:

	We have served as special counsel to Stifel Financial Corp., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission on or about April 11, 1994, relating to the offering and sale by the Company pursuant to the Stifel Financial Corp. 1993 Employee Stock Purchase Plan (the "Plan") of up to 564,000 shares of the Company's Common Stock, par value $.15 per share, and attached Preferred Stock Purchase Rights (collectively, the "Shares").

	As such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as we have deemed necessary or appropriate, including the resolutions adopted by its Board of Directors relating to such offering, and certificates received from state officials. In examining such material and in delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such copies.

	Based solely on the foregoing, we are of the opinion that:

	1. The Company is duly incorporated and is validly existing under the laws of the State of Delaware.

	2. The Shares issuable by the Company pursuant to the Plan have been duly authorized and, when issued by the Company, will be validly issued, fully paid and nonassessable.




Stifel Financial Corp.
April 11, 1994
Page 2



	We consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.


				Very truly yours,


				/s/ Thompson & Mitchell